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                                                                    EXHIBIT 12.1


                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                      (In thousands, except ratio amounts)



                                                        YEAR ENDED SEPTEMBER 30,
                                                       1995        1996        1997
                                                       ----        ----         ----
Pretax income                                       $ 58,628     $ 81,600    $ 182,410
Add fixed charges as adjusted (from below)             7,933       12,258       16,980
                                                    --------     --------    ---------
        Earnings                                    $ 66,561     $ 93,858    $ 199,390
                                                    --------     --------    ---------

Fixed charges:
    Interest expense:
        Interest on indebtedness                    $  7,297     $ 11,356    $  15,993
        Capitalized                                      747          985        1,191
    Amortization of debt costs                           314          528          527
    Interest portion of rental expense                   322          374          460
                                                    --------     --------    ---------
    Fixed charges before adjustments                   8,680       13,243       18,171
    Less capitalized interest                           (747)        (985)      (1,191)
                                                    --------     --------    ---------

    Fixed charges as adjusted                       $  7,933     $ 12,258    $  16,980
                                                    --------     --------    ---------

Ratio (earnings divided by fixed charges
     before adjustments)                                7.67         7.09        10.97
                                                    --------     --------    ---------


                                                         THREE           TWELVE
                                                         MONTHS          MONTHS              NINE MONTHS
                                                         ENDED           ENDED                 ENDED
                                                      DECEMBER 31,     DECEMBER 31,          SEPTEMBER 30,
                                                          1997            1997           1997            1998
                                                      ------------    ------------   -------------     ---------

Pretax income                                           $ 62,616        $ 209,463      $ 146,847       $ 165,019

Add fixed charges as adjusted (from below)                 4,107           16,769         12,662          12,268
                                                        --------        ---------      ---------       ---------
        Earnings                                        $ 66,723        $ 226,232      $ 159,509       $ 177,287
                                                        --------        ---------      ---------       ---------

Fixed charges:
    Interest expense:
        Interest on indebtedness                        $  3,858        $  15,807      $  11,949       $  11,472
        Capitalized                                          297            1,435          1,138           1,602
    Amortization of debt costs                               121              516            395             367
    Interest portion of rental expense                       128              446            318             429
                                                        --------        ---------      ---------       ---------
    Fixed charges before adjustments                       4,404           18,204         13,800          13,870
    Less capitalized interest                               (297)          (1,435)        (1,138)         (1,602)
                                                        --------        ---------      ---------       ---------

    Fixed charges as adjusted                           $  4,107        $  16,769      $  12,662       $  12,268
                                                        --------        ---------      ---------       ---------

Ratio (earnings divided by fixed charges
     before adjustments)                                   15.15            12.43          11.56           12.78
                                                        --------        ---------      ---------       ---------